Exhibit 8.2

RSM US LLP
June 28, 2016 Board of Directors Ottawa Savings Bancorp MHC Ottawa Savings Bancorp, Inc. Ottawa Bancorp, Inc. Ottawa Savings Bank 925 LaSalle Street Ottawa, Illinois 61350	201 N. Harrison Street, Suite 300 Davenport, IA 52801 O 563.888.4000 F 563.324.6939 www.rsmus.com

Re: Illinois Tax Consequences Relating to Plan of Conversion and Reorganization

Board of Directors:

You have requested our advice concerning certain Illinois income tax issues relating to the conversion of Ottawa Savings Bancorp MHC, a federal mutual holding company (the “Mutual Holding Company”), into the capital stock form of organization (the “Conversion”) pursuant to the transactions described below (the “Plan”). This letter sets forth our understanding of the relevant facts and certain assumptions relating to the transaction, our analysis of the application of these facts to relevant provisions of Illinois income tax law and our conclusions regarding the enumerated Illinois income tax issues. This letter is subject to the general terms and conditions set forth below.

The opinions contained in this letter are based on facts, assumptions and representations made by Ottawa Bancorp, Inc. and related entities to Kilpatrick Townsend and the tax opinion issued by Kilpatrick Townsend on the federal income tax consequences of the Plan (the “Federal Opinion”). 1 Copy attached.

Facts and Assumptions

We have relied on the following facts, assumptions and representations from the attached Federal Opinion of the Plan:

Plan of Conversion and Reorganization

The Boards of Directors of the Mutual Holding Company, the Holding Company, the Mid-Tier Holding Company and the Bank have adopted the Plan to provide for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization. A new Maryland stock corporation, the Holding Company, was incorporated on May 27, 2016 as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will issue Holding Company Common Stock in the Conversion.

[1]	Unless otherwise noted, all references herein to Section or Sections are to the Internal Revenue Code of 1986 (the “Code”), as amended, and to Treasury regulations promulgated thereunder.

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Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

It is contemplated that two transactions, referred to as the “MHC Merger” and the “Mid-Tier Merger,” will be undertaken pursuant to the Plan:

(1) The Mid-Tier Holding Company will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

(2) The Mutual Holding Company will merge with and into the Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached to the Plan as Annex A. The depositors of the Bank will automatically, without any further action on the part of the holders thereof, constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Bank.

(3) Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”) with the Holding Company as the resulting entity pursuant to the Agreement and Plan of Merger attached to the Plan as Annex B. As part of the Mid-Tier Merger, the liquidation interests in the Mid-Tier Holding Company constructively received by the depositors of the Bank immediately prior to Conversion will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account and the share of Mid-Tier Holding Company Common Stock held by Minority Stockholders will be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(4) Immediately after the Mid-Tier Merger, the Holding Company will offer for sale its Common Stock in the Offering.

(5) The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank and the Bank Liquidation Account.

Following the Conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the Liquidation Account will be equal to the product of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by (b) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final offering Prospectus utilized in the Conversion. In turn, the Bank will maintain the Bank Liquidation Account. The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in the Plan.

All of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held Mid-Tier Holding Company Common Stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares. Immediately following the Mid-Tier Merger, additional shares of Holding Company Common Stock will be sold to depositors of the Bank and former shareholders of the Mid-Tier Holding Company and to members of the public in the Offering.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

As a result of the Mid-Tier Merger and the MHC Merger, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on May 31, 2015 (“Eligible Account Holders”), depositors of the Bank who have account balances of $50.00 or more as of the close of business on the Supplemental Eligibility Record Date (“Supplemental Eligible Account Holders”), and depositors and certain borrowers of the Bank as of the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders) (“Other Members”). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Federal Opinion

1.	The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of the Mutual Holding Company, the Mid-Tier Holding Company, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of the Mutual Holding Company to the Mid-Tier Holding Company and the assumption by the Mid-Tier Holding Company of the Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company.

4.	The basis of the assets of the Mutual Holding Company and the holding period of such assets to be received by the Mid-Tier Holding Company will be the same as the basis and holding period of such assets in the Mutual Holding Company immediately before the exchange.

5.	The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither the Mid-Tier Holding Company nor the Holding Company will recognize gain or loss as a result of such merger.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

6.	The basis of the assets of the Mid-Tier Holding Company and the holding period of such assets to be received by the Holding Company will be the same as the basis and holding period of such assets in the Mid-Tier Holding Company immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mid- Tier Holding Company for interests in the liquidation account in the Holding Company.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in the Mid-Tier Holding Company for interests in the liquidation account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	Each stockholder’s aggregate basis in shares of the Holding Company’s common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in the exchange.

10.	Each stockholder’s holding period in his or her Holding Company common stock received in the exchange will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the Mid-Tier Holding Company common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.	Except with respect to cash received in lieu of fractional shares, current stockholders of the Mid-Tier Holding Company will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company common stock.

12.	Cash received by any current stockholder of Mid-Tier Holding Company in lieu of a fractional share interest in shares of Holding Company common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Holding Company common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of the Bank supporting the payment of the Holding Company liquidation account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank liquidation account as of the effective date of the Mid-Tier Merger.

15.	It is more likely than not that the basis of the shares of Holding Company common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Holding Company common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company common stock sold in the offering.

Additionally, the Federal Opinion noted the following:

Our opinions under paragraphs 13 and 15 is based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value. If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 14 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account if the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. If such Bank Liquidation Account rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

Except as expressly described above, we have not undertaken any investigation to confirm or verify any of the facts or representations described in this letter and we have relied on the assumptions described in this letter and its attachments. Any change or addition to these facts, representations and assumptions could materially and adversely affect our analysis and conclusions, so you should contact us immediately if you believe that any of these facts, representations or assumptions are inaccurate. If there is any change in the underlying facts, representations or assumptions, or you become aware of any additional facts prior to the implementation of the transactions described above, you should contact us prior to implementation to discuss the impact on our analysis and conclusions.

Issue

What are the Illinois income tax consequences as they relate to the Plan of Conversion and Reorganization?

Conclusions

Based upon the facts, assumptions and conclusions above and our analysis below, but subject to the general terms and conditions below, it is our opinion that Illinois substantially conforms to Code sections dealing with corporate reorganizations. Therefore, Illinois income tax treatment of the Plan will conform to the federal income tax treatment as provided in the Federal Opinion.

Our conclusions are based on our good faith belief that the Federal Opinion is more likely than not the proper treatment, and such opinion would stand a greater than fifty percent likelihood of success if litigated on its merits.

Analysis

For income tax purposes, Illinois assesses tax on banks and financial institutions, that are organized as corporations, similar to other corporations

Illinois Compiled Statutes (ILCS) Chapter 35, Sections 5/203(e)(1) provide that a corporation’s taxable income “shall mean the amount of gross income, adjusted gross income or taxable income properly reportable for federal income tax purposes for the taxable year under the provisions of the Code.” Further, Section 5/203(b) provides for certain modifications to taxable income resulting in base income subject to tax. Therefore, in practice, the Illinois computational starting point is based on the Illinois statutory definition of “base income”, which is the net result of federal taxable income plus or minus all adjustments required under the Illinois Income Tax Code.

ILCS 5/102 provides that “except as otherwise expressly provided or clearly appearing from the context, any term used in this Act shall have the same meaning as when used in a comparable context in the United States Internal Revenue Code of 1954 or any successor law or laws relating to federal income taxes and other provisions of the statutes of the United States relating to federal income taxes as such Code, laws and statutes are in effect for the taxable year.”

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

Finally, Illinois substantially conforms to the Code Sections dealing with corporate reorganizations (e.g., 351, 354—358, 361, 362, and 368) with some state-specific modifications as provided in ILCS Chapter 35, Sections 5/203(e)(1) and 5/203(b). The Code sections listed above have not been modified in ILCS Section 5/203(b).

Plan of Conversion and Reorganization

1.	Federal Opinion provided that the MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations including Section 368(a)(1)(A) of the Code. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

2.	Federal Opinion provided that, the constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations including Section 368 of the Code. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

3.	Federal Opinion provided that, none of the Mutual Holding Company, the Mid-Tier Holding Company, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of the Mutual Holding Company to the Mid-Tier Holding Company and the assumption by the Mid-Tier Holding Company of the Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

4.	Federal Opinion provided that, the basis of the assets of the Mutual Holding Company and the holding period of such assets to be received by the Mid-Tier Holding Company will be the same as the basis and holding period of such assets in the Mutual Holding Company immediately before the exchange.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

•	Note that pursuant to ILCS Chapter 35, Section 5/203(e), Illinois basis in any asset sold, exchanged, abandoned, or otherwise disposed in a taxable transaction during the taxable year can be different than the federal basis resulting in an addition or subtraction to federal taxable income. However, if the basis of the assets received by Mid-Tier Holding Company is the same as the basis of such assets in the hands of Mutual Holding Company immediately prior to the transaction described above will also apply to their Illinois’ tax bases.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

5.	Federal Opinion provided that, the Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither the Mid-Tier Holding Company nor the Holding Company will recognize gain or loss as a result of such merger.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations including Section 368 of the Code. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

6.	Federal Opinion provided that, the basis of the assets of the Mid-Tier Holding Company and the holding period of such assets to be received by the Holding Company will be the same as the basis and holding period of such assets in the Mid-Tier Holding Company immediately before the exchange.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

7.	Federal Opinion provided that, eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in the Mid-Tier Holding Company for interests in the liquidation account in the Holding Company.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

8.	Federal Opinion provided that, the exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in the Mid-Tier Holding Company for interests in the liquidation account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations including Section 368 of the Code. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

9.	Federal Opinion provided that, each stockholder’s aggregate basis in shares of the Holding Company’s common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in the exchange.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

10.	Federal Opinion provided that, each stockholder’s holding period in his or her Holding Company common stock received in the exchange will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the Mid-Tier Holding Company common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

11.	Federal Opinion provided that, except with respect to cash received in lieu of fractional shares, current stockholders of the Mid-Tier Holding Company will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company common stock.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

12.	Federal Opinion provided that, cash received by any current stockholder of Mid-Tier Holding Company in lieu of a fractional share interest in shares of Holding Company common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Holding Company common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

13.	Federal Opinion provided that, it is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

14.	Federal Opinion provided that, it is more likely than not that the fair market value of the benefit provided by the liquidation account of the Bank supporting the payment of the Holding Company liquidation account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank liquidation account as of the effective date of the Mid-Tier Merger.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

15.	Federal Opinion provided that, it is more likely than not that the basis of the shares of Holding Company common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Holding Company common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

16.	Federal Opinion provided that, no gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company common stock sold in the offering.

Illinois: Neither ILCS Chapter 35, Sections 5/203(e)(1) or 5/203(b), nor any other section(s) of Illinois’ statutes or regulations provide for any modifications dealing with corporate reorganizations. As such, Illinois income tax treatment will conform to the federal income tax treatment of the transaction.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

General Terms and Conditions

The analysis and conclusions expressed in this letter are subject to the following general conditions:

Applicable law. Our analysis and conclusions relate solely to income tax consequences under the laws of Illinois, all as of the date of this letter, and we have not addressed the tax consequences to you under any other Federal, state, local or foreign tax law.

Changes in law. Subsequent changes in the ILCS or Regulations, Code or applicable Treasury Regulations, or the issuance of new case or ruling authority, could materially and adversely affect our analysis and conclusions. Delivery of this letter is not an undertaking on our part to update this letter or advise you of any changes in law.

Issues addressed. This letter is limited to advice concerning the tax issues enumerated above and it does not consider all of the issues that may arise in connection with the transactions. Our analysis and conclusions are limited to discussing the enumerated tax consequences to the addressee(s) arising from the transaction described in this letter. It is possible that there may be alternative transactions that offer more favorable tax consequences. This letter is not an endorsement of any particular transaction nor is it a recommendation that any addressee proceed with any transaction described in this letter.

Reportable transactions. The Code requires that you disclose on your Federal tax return certain “reportable transactions” or “listed transactions.” There are significant financial penalties for failure to disclose these transactions and these penalties apply even if the transaction does not lead to an understatement of tax. Certain states require similar disclosures on your state tax returns. Except as expressly provided in this letter, we have not reviewed any transaction to determine whether it is a “reportable transaction” or a “listed transaction.”

No guarantee. Our analysis and conclusions are based upon our interpretation of the applicable law, regulations, and certain case and ruling authority as of the date of this letter. Some of these matters are not free from doubt, and our analysis and conclusions are not binding on the IRS, any state, local or foreign tax authority, or on any court. Our analysis and conclusions are based upon our professional judgment and are not a guarantee of the ultimate tax consequences described in this letter.

Possibility of litigation. If the IRS or another tax authority adopts a position contrary to the analysis and conclusions in our Tax Advice, it might be necessary to pursue administrative appeals or litigation. Decisions of whether and how to pursue administrative appeals or litigation may be based on considerations of cost, publicity and other matters unrelated to the technical merits of a tax position.

Reliance. This letter is rendered only for the benefit of the named addressee(s) and does not address the tax consequences to any other person or entity that is not an addressee. No person or entity other than the named addressee(s) may rely on this letter.

Board of Directors

Ottawa Savings Bancorp, Inc.

June 28 2016

Disclaimer of legal and investment advice. This letter represents our conclusions and analysis concerning tax issues. It does not constitute legal or investment advice. We recommend that you retain competent legal counsel and investment advisers to address legal and investment issues.

Sincerely,

/s/ Richard D. Wehrheim

Richard D. Wehrheim

Partner